DocuSign Envelope ID: 1F6DFE32-CC17-4D15-AB49-43340C5484BD AIRCRAFT JOINT OWNERSHIP AGREEMENT CITATION XLS s/n 560-5597 THIS AIRCRAFT JOINT OWNERSHIP AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 2019 (“Effective Date”), by and between National Education Loan Network, Inc. ("Nelnet"), and MSD711, LLC (“MSD”), (Nelnet and MSD being referred to herein individually as a “Joint Owner” and collectively as the "Joint Owners") and Michael S. Dunlap, as Lessee and operator (“Dunlap”). A. Joint Owners are the registered joint owners, as tenants in common in the proportions provided for herein, of that certain Cessna Citation XLS model aircraft, Serial No. 560-5597, U.S. Registration No. N711LV (as such number may be amended from time to time) (the “Aircraft”). B. Joint Owners now wish to enter into an agreement pursuant to the provisions of Section 91.501 of the Federal Aviation Regulations for the use, operation and maintenance of the Aircraft and for the allocation of the costs associated therewith. NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows: 1. Joint Ownership. (a) Allocation. Notwithstanding the designation of any Joint Owner as a registered joint owner of the Aircraft on the records of the Federal Aviation Administration, the parties agree that all of their respective rights and obligations with respect to the Aircraft shall be determined solely and entirely by the terms of this Agreement. Each of the Joint Owners is the owner, as a tenant in common, of the following undivided interest in the Aircraft (such interest being referred to herein as the “Ownership Percentage”): Nelnet 82.5% MSD 17.5% (b) Rights to Aircraft. Joint Owners hereby acknowledge that, the Joint Owners, to the extent of their respective undivided interests in the Aircraft (“Ownership Percentages”) own the Aircraft, free and clear of any lien, security interest or encumbrance of any nature. (c) Use and Lease of Aircraft. The parties agree that the Aircraft has been purchased solely for their private, non-commercial use, and that the Aircraft will not be used for lease-back, air taxi, or charter purposes. Nelnet acknowledges that MSD will not operate the Aircraft, and has simultaneously entered into a lease of the Aircraft to Dunlap who will be an operator of the Aircraft. Nelnet has reviewed and approves of the lease. 1

DocuSign Envelope ID: 1F6DFE32-CC17-4D15-AB49-43340C5484BD 2. Relationship of Parties. The relationship among the parties is as tenants in common of a chattel (the Aircraft). Notwithstanding the foregoing, each Joint Owner waives any right it may have to demand the partition, or sale for partition, of the Aircraft under any law of the State of Nebraska, or any other jurisdiction, and hereby agrees that the sole means by which a Joint Owner may divest itself of its interest in the Aircraft is as provided for in Section 10 hereof. No partnership, joint venture or other relationship between the parties whereby any party may be held liable for the acts or omissions of any other party is intended or created by this Agreement or by virtue of the designation of any party as a registered joint owner of the Aircraft. Each Joint Owner shall be entitled to its pro rata share (based on its Ownership Percentage) of the depreciation, gain, loss or deduction with respect to the Aircraft and shall be severally liable for all costs and expenses chargeable to such Joint Owner under the Management Agreement (as defined herein) and incurred with respect to the Aircraft. 3. Management Agreement. Each Joint Owner agrees that it will enter into an agreement with Duncan Aviation, Inc. (“Duncan”) to operate and manage the Aircraft on the Joint Owners’ behalf (the “Management Agreement”). Each Joint Owner shall perform their respective obligations pursuant to the Management Agreement during the term of this Agreement. Each Joint Owner hereby acknowledges that, in order to provide each Joint Owner with sufficient use of the Aircraft, no Joint Owner shall be entitled to utilize the Aircraft in excess of such Joint Owner’s Use Amount (as defined in Section 5(b) hereof) during any given year, except to the extent provided for herein or in the Management Agreement. Each Joint Owner further acknowledges that in the event any Joint Owner fails to utilize its Use Amount during any year hereunder, such Joint Owner will be deemed to have waived its rights to such hours thereafter. 4. Representations, Warranties and Covenants. Each Joint Owner represents, warrants and covenants to the other Joint Owners that the: (a) Joint Owner is, and for so long as this Agreement remains in effect will be, a citizen of the United States as described in 49 U.S.C. § 40101, et seq., as amended; (b) Joint Owner will not utilize the Aircraft for any illegal purposes or for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire except as permitted under Section 91.501 of the Federal Aviation Regulations; (c) Joint Owner shall not operate the Aircraft unless appropriate insurance coverage, as detailed in the Management Agreement, is in effect. 5. Scheduling. Duncan shall have the exclusive right to schedule use of the Aircraft in accordance with the following criteria: (a) Use will be scheduled among the Joint Owners, on a "first-come, first served" basis. (b) Each Joint Owner will be entitled to use the Aircraft in an amount consistent with their Ownership Percentages in each twelve (12) month period under this Agreement (“Use Amount”), unless otherwise agreed. 2

DocuSign Envelope ID: 1F6DFE32-CC17-4D15-AB49-43340C5484BD (c) Each party shall in any case be responsible for all actual expenses incurred as a result of its use of the Aircraft. Use of the Aircraft shall be deemed to commence at the time the Aircraft takes off and shall terminate when the Aircraft lands at the destination Airport. Flight Hours for one way trips shall include, as applicable, the time required to return the Aircraft from the point of destination to Lincoln, Nebraska or the time required to position the Aircraft from Lincoln, Nebraska to the point of origin. (d) Subject to the Aircraft’s availability for use by another Joint Owner for its Use Amount, a Joint Owner may make reasonable use of the Aircraft for more than the Joint Owner’s Use Amount. In such situations the Joint Owners will reconcile actual use as compared to Use Amount of the Aircraft on an annual basis as contemplated by Section 6(b) below. 6. Operating Cost Allocation. The Joint Owners will share the costs of operating the Aircraft as follows: (a) Monthly Fixed Cost Payment. The Joint Owners will each make a monthly fixed cost payment to Duncan as provided for in the Management Agreement. It is agreed and understood that the proportion of the total monthly fixed costs initially paid by each Joint Owner is based on the Joint Owner’s respective Ownership Percentage. If any Joint Owner uses the Aircraft in excess of its annual Use Amount, as soon as practicable after January 1 of each year, from and after January 1, 2020, the Joint Owners will determine the percentage of each Joint Owner’s actual use of the Aircraft during the 12-month period (the “Measurement Period”) ending on December 31 of the prior year (the “Actual Use Percentage”). If the Actual Use Percentages are different than the Ownership Percentages, the amount of the total monthly fixed cost payments made during such Measurement Period will be adjusted among the Joint Owners on the basis of the Actual Use Percentages. (b) Maintenance, Repair and Refurbishment Costs. Each Joint Owner will be responsible and liable for its pro-rata portion (based on the Joint Owner’s Ownership Percentage) of the cost of maintaining, repairing and refurbishing the Aircraft and its components. To the extent a Joint Owner’s Actual Use Percentage at the end of a Measurement Period exceeds the Joint Owner’s Ownership Percentage, the Joint Owners will complete a reconciliation. (c) Fuel and Out of Pocket Costs. Each Joint Owner will be responsible and liable to Duncan for the cost of fuel and other consumables in connection with all flight hours charged to such Joint Owner and for all out-of-pocket expenses incurred by Duncan in connection with the Joint Owner’s use of the Aircraft such as, but not limited to, catering, landing fees and crew expenses. (d) Personal Property Tax. Each Joint Owner will be responsible and liable for, and will indemnify, defend and hold the other Joint Owners harmless from liability for, personal property taxes assessed on such Joint Owner’s interest in the Aircraft. 7. Insurance. Each Joint Owner shall, pursuant to the Management Agreement, cause 3

DocuSign Envelope ID: 1F6DFE32-CC17-4D15-AB49-43340C5484BD Duncan to provide and keep in force a policy or policies of liability insurance covering Aircraft operations with coverage limits of not less than $100,000,000 per occurrence, single limit bodily injury and property damage, including passengers. Each Joint Owner and Dunlap will be endorsed as an additional insured and loss payee under such policies. Each Joint Owner shall, pursuant to the Management Agreement, cause Duncan to obtain hull insurance coverage on the Aircraft in an amount equal to the value of the Aircraft. 8. Maintenance and Repair. Each Joint Owner shall, pursuant to the Management Agreement, cause Duncan to be responsible for maintaining the Aircraft in a serviceable and airworthy condition in accordance with applicable regulations, requirements and directives. Joint Owners shall not be entitled to any abatement of their fixed cost payment obligation by reason of the unavailability of the Aircraft due to the performance of any repair or maintenance activities. 9 Taxes. Each Joint Owner will be responsible for, and will indemnify and hold the other Joint Owners harmless from liability for, any excise, sales or similar taxes (including interest and penalties) assessed as the result of the ownership or use of the Aircraft by such Joint Owner. 10. Alienation of Ownership Interest. (a) Each Joint Owner hereby covenants and agrees that, except as specifically authorized herein or by agreement of the Joint Owners holding a majority of the Ownership Percentages, it will not voluntarily encumber, sell, transfer, assign or otherwise convey, directly or indirectly, any portion of its interest in the Aircraft to anyone other than a current Joint Owner and that any attempt to do so will be void and of no force or effect. (b) In the event a Joint Owner wishes to voluntarily sell or otherwise transfer all (but not less than all) of its interest in the Aircraft to someone other than a current Joint Owner, such Joint Owner (the “Selling Joint Owner”) shall notify the other Joint Owner (the “Non-Selling Joint Owner”) in writing of its intent. In such event, the Non-Selling Joint Owner shall have the right, but not the obligation, for a period of thirty (30) days following receipt of such notice to purchase (for cash or its equivalent) the interest of the Selling Joint Owner in the Aircraft for an amount equal to the Selling Joint Owner’s pro rata portion (determined on the basis of its Ownership Percentage) of the Aircraft’s then current fair market value as determined by mutual agreement. If the Non-Selling Joint Owner and the Selling Joint Owner are unable to agree on the Aircraft’s fair market value within thirty (30) days, fair market value will be determined by three (3) qualified appraisers of used aircraft, one of whom shall be designated by the Selling Joint Owner, one by the Non-Selling Joint Owner and one by the two appraisers selected by the Joint Owners. In the event the Non-Selling Joint Owner does not exercise such right in connection with a proposed voluntary sale or transfer, the interest of the Selling Joint Owner may be transferred to a third party provided, however, that such purchaser or transferee, as a condition of the sale or transfer, shall execute this Agreement and the Management Agreement and become fully subject to the terms thereof. (c) In the event of any change in the ownership of the controlling interest in a Joint Owner or in the event of an attempted involuntary sale or transfer of the interest of any Joint Owner (in either case, the “Selling Joint Owner”) in the Aircraft, whether directly or indirectly, 4

DocuSign Envelope ID: 1F6DFE32-CC17-4D15-AB49-43340C5484BD the other Joint Owner (the “Non-Selling Joint Owner”) shall have the right, but not the obligation, for a period of thirty (30) days following receipt of notice of such change in ownership or attempted involuntary sale or transfer to purchase (for cash or its equivalent) the interest of the Selling Joint Owner in the Aircraft for an amount equal to the Selling Joint Owner’s pro rata portion (determined on the basis of its Ownership Percentages) of the Aircraft’s then current fair market value as determined by mutual agreement. If the Non-Selling Joint Owner and the Selling Joint Owner are unable to agree on the Aircraft’s fair market value within thirty (30) days, the process set forth in Section 10(b) shall be utilized to determine the Aircraft’s fair market value. In the event the Non- Selling Joint Owner does not exercise such right in connection with a proposed involuntary sale, the interest of the Selling Joint Owner may be sold to a third party provided, however, that such purchaser or transferee, as a condition of the sale or transfer, shall execute this Agreement and the Management Agreement and become fully subject to the terms thereof. 11. Term and Termination. This Agreement is effective as of the date first written above and will continue in effect on a month to month basis until terminated by mutual agreement. At anytime hereunder, MSD shall have the right to require Nelnet to purchase MSD’s interest in the Aircraft for an amount equal to MSD’s pro rata portion (determined on the basis of its Ownership Percentage) of the Aircraft’s then current fair market value as determined by mutual agreement. If the parties are unable to agree on the Aircraft’s fair market value within thirty (30) days, the process set forth in Section 10(b) shall be utilized to determine the Aircraft’s fair market value. If so agreed by the Joint Owners, the Joint Owners shall cause Duncan, as agent for the Joint Owners, to sell the Aircraft in a commercially reasonable manner. The net proceeds from such sale will be distributed to each Joint Owner in proportion to their Ownership Percentages. The good faith decision of Duncan regarding the terms and conditions of such sale shall be conclusive and binding on each of the Joint Owners. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. National Education Loan Network, Inc., MSD711, LLC, Joint Owner Joint Owner By: _____________________ Michael S. Dunlap By: __________________________ William J. Munn, Secretary _________________________________ Michael S. Dunlap, Lessee and Operator 5